BY-LAWS
                                     -------

                                       OF
                                       --

                        HENRY COUNTY PLYWOOD CORPORATION
                        --------------------------------



                       ARTICLE I - OFFICE OF CORPORATION
                       ---------------------------------

The principal office of the Corporation shall be located in the Town, City or County and State designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.


                           ARTICLE II - SHAREHOLDERS
                           -------------------------

Section 1 - Annual Meeting:
--------------------------

The annual meeting of the shareholders of the Corporation shall be held at the principal office of the Corporation or such other place within or without the State of Virginia as the Board of Directors may designate. It shall be held on a date to be determined by the Board of Directors to be as soon as is reasonably practicable after the close of the fiscal year next preceding. The annual meeting shall address the election of directors and the transaction of such other business as may be properly brought before it by any director. The corporation may, at such meeting, consider and act upon any proposal, measure or motion brought before it by a shareholder if such proposal, measure or motion is submitted in writing to the secretary of the Corporation Fifteen (15) days before the date of the meeting.




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


Section 2 - Special Meetings:
----------------------------

Special meetings of the shareholders may be called at any time by the chairman of the Board of Directors, the President or a majority of the Board of Directors.


Section 3 - Notice:
------------------

(a) Written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either in person or by mail, at least Thirty (30) days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called and business transacted at such special meeting shall be confined to the purpose stated in the notice If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares, result in the removal of a director or the amendment of these bylaws the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the corporation, unless he shall have previously tiled with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.


       Notice of any meeting need not be given to any person who may become a shareholder after the record date and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be



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


given, unless otherwise required by statute.


Section 4 - Quorum:
------------------

(a) Except as otherwise provided herein, or by statute, or in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the "Articles of Incorporation"), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.


Section 5 - Presiding Office:
----------------------------
The Chairman of the Board of Directors shall preside over all meetings of the shareholders.


Section 6 - Voting:
------------------

(a) Except as otherwise provided by statute or by the Articles of Incorporation, or by these By Laws, any corporate action to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by holders of shares entitled to vote thereon.

(b) Except as otherwise provided by statute or by the Articles of Incorporation, at each meeting of shareholders, each holder of record of shares of the Corporation entitled to vote thereat, shall be


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


entitled to one vote for each share registered in his name on the books to the corporation at the close of the record date as fixed by the Board of Directors or by these bylaws.


(c) At any meeting shares with voting rights that stand in the name of another corporation may be voted or represented to the extent permitted by law; and all such rights may be exercised on behalf of such corporation by the following persons:

       (1) Any officer of such corporations authorized so to do by the bylaws of such corporation;

       (2) Any person authorized so to do by a resolution of the Board of Directors of such corporation.


(d) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.


(e)    (1)    If the name signed on a vote, consent, waiver, or proxy
appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.



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


       (2) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if

              The shareholder is an entity and the name signed purports to be that of an officer, partner or agent of the entity;

              The name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

              The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence acceptable to the corporation that such receiver or trustee has been authorized to vote the shares in an order of the court by which he was appointed has been presented with respect to the vote, consent, waiver, or proxy appointment;

              The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

              Two or more persons are the shareholder as fiduciaries and the name signed purports to be the name of at least one of the fiduciaries and the person signing appears to by acting on behalf of all the fiduciaries.



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


       (3) Notwithstanding any of the foregoing provisions in any case in which the will, trust agreement, or other instrument under which a fiduciary purports to act contains directions for the voting of shares in any corporation, or for the execution and delivery of proxies for the voting thereof, such directions shall be binding upon the fiduciary to the corporation.

(f) An appropriate number of inspectors for any meeting of shareholders may be appointed by the Chairman of the Board of Directors. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes cast.


Section 7 - Record Date:
-----------------------

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding seventy days, nor less than ten days prior to the proposed action, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any



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


meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.


                        ARTICLE III - BOARD OF DIRECTORS
                        --------------------------------

Section 1 - General Powers:
--------------------------

The business and affairs of the corporation shall be managed by its Board of Directors. The Board of Directors may adopt such rules and regulations for the conduct of their meetings and the management of the corporation as it deems proper.


Section 2 - Number. Election and Term of Office:
-----------------------------------------------

(a) The number of the directors which shall constitute the Board of Directors shall be seven (7).


(b) At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his resignation or removal.


(c) The members of the Board of Directors of the Corporation shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. In any such election each shareholder, otherwise entitled to vote shall be entitled to cast one vote for each share of voting stock held. Such shareholders shall not be entitled to cumulate their votes for directors.


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


Section 3 - Annual and Regular Meetings:
---------------------------------------

(a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, at the place of such annual meeting of shareholders.


(b) In addition to the annual meeting the Board shall hold three regular 'quarterly" meetings, one each such meeting to be held in the first, third and fourth quarter of the fiscal year at a date and time to be selected by the corporate secretary.


(c) Notice of the annual meeting of the Board of Directors need not be given and, if given, need not specify the purpose of the meeting. Regular quarterly meetings shall be held upon five (5) days notice given by the secretary of the corporation to each director by mail, facsimile transmission, electronic mail or viva voce.


(d) Whenever any notice is required to be given to any director of the Corporation under the provisions of this Article III of these By-laws, a waiver thereof in writing signed by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any regular or special meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the legality of the meeting.


(e) In the case of any regular meeting save for the annual meeting the Board of Directors may by resolution adopted at such meeting permit any or all directors to participate, or conduct the meeting


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


through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting.


Section 4 - Special Meetings:

(a) Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President, or a majority of the Board of Directors and shall be held at such time and place as may be specified in the notice thereof.


(b) Special meetings of the Board of Directors shall be held upon five (5) days notice given by the secretary of the corporation by mail, facsimile transmission, electronic mail or viva voce. A notice of special meeting need not specify the purpose of the meeting except as to any action prepared to be taken that might entitle shareholders to payments for their shares, the removal of a director or the amendment of these bylaws.


(c) Whenever any notice is required to be given to any director of the Corporation under the provisions of this Article III of these bylaws, a waiver thereof in writing signed by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any regular or special meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the legality of the meeting.


(d) In the case of any special meeting the Board of Directors may by resolution adopted at such


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


meeting permit any or all directors to participate, or conduct the meeting through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting



Section 5 - Chairman:
--------------------

The Chairman of the Board of Directors shall preside over all meetings of the Board of Directors.



Section 6 - Quorum and Adjournments:
-----------------------------------

(a) At all meetings of the Board of Directors, the presence of a majority of the entire board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these bylaws.


(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.


Section 7 - Manner of Acting:
----------------------------

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.


(b) Except as otherwise provided by statute, by the Articles of Incorporation, or by these bylaws, the actions of a majority of the directors present at any meeting at which a quorum is present shall


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

be the act of the Board of Directors. Any action evidenced by one or more written consents signed, by all of the directors entitled to vote thereon and filed with the minutes of the corporation even though taken without a meeting shall be the act of the Board of Directors with the same force and effect as if the same had been passed at a duly called meeting of the Board.


Section 8 - Vacancies:
---------------------

Any vacancy in the Board of Directors occurring, or by reason of the death, resignation, disqualification, removal or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.


Section 9 - Resignation:
-----------------------

Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer and the acceptance of such resignation shall be necessary to make it effective.


Section 10 - Removal:
--------------------

Any director may be removed with or without cause by the shareholders at a special meeting of the shareholders called for that purpose.



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


Section 11 - Committees:
-----------------------

(a) The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee consisting of three (3) or more members with such powers and authority (to the extent permitted by law) as may be provided in such resolution. The executive committee shall serve at the pleasure of the Board of Directors.


(b) The Board of Directors, by resolution adopted by a majority of the entire Board may designate from among its members a compensation committee consisting of three (3) or more members, two (2) of which shall not be employees of the corporation The compensation committee shall have the power and authority to negotiate the terms of employment with the corporations officers; such terms of employment to include without limitation the officer's salary, severance pay, bonuses and all forms of deferred compensation as well as the length (in years) of each such employee's term of engagement. The terms of employment of such employee as so negotiated, when adopted or ratified by resolution of the Board of Directors at a regular or special meeting thereof shall become a contractual obligation of the corporation and be binding thereon. The compensation committee shall serve at the pleasure of the Board of Directors.


(c) The Board of Directors, by resolution adopted by a majority of the entire Board may from time to time designate from among its members such other committees as they deem desirable; such committees as may be so designated shall have such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.


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                              ARTICLE IV OFFICERS
                              -------------------

Section 1 - Number and Qualification of Officers:
------------------------------------------------

(a) The officers of the corporation shall consist of a President, Secretary, a Treasurer, and such other officers, including one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person, except the offices of President and Secretary.


Section 2 - Resignation:
-----------------------

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.


Section 3 - Removal:
-------------------

Any officer of the Corporation may be removed by the Board of Directors whenever in it's judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment to an office shall not in itself create contract rights in the officeholder. Any such removal shall require vote of the Board of Directors, Exclusive of the officer in question if he is also a director.


Section 4 - Duties of Officers:
------------------------------

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have




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


such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these bylaws, or may from time to time be specifically conferred or imposed by the Board of Directors. The President shall be the chief executive officer of the Corporation.


Section 5 - Shares of Other Corporations Stock:
----------------------------------------------

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including attendance, acting and voting at shareholders meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.



                          ARTICLE V - SHARES OF STOCK
                          ---------------------------

Section 1 - Certificate of Stock:
--------------------------------

(a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by the President or a Vice President, and the Secretary.


(b) No certificate representing shares shall be issued until the full amount of consideration therefore has been paid, except as otherwise permitted by law.




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


Section 2 - Lost or Destroyed Certificates:
------------------------------------------

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed upon presentation of satisfactory proof of loss or destruction. When authorizing the issuance of a new certificate or certificates, the chairman of the Board or the secretary shall have discretionary authority to require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the chairman of the Board or secretary may direct, and with such surety or sureties as may be satisfactory to the chairman of the Board or secretary, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate.


Section 3 - Transfer of Shares:
------------------------------

(a) Upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be endorsed on the transfer book of the corporation which shall be kept at the of the of the secretary.


(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize share or shares on the part of any other person, whether or not it shall have express or other notice thereof,






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


except as otherwise expressly provided by law.



                             ARTICLE VI - DIVIDENDS
                             ----------------------

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.



                           ARTICLE VII - FISCAL YEAR
                           -------------------------

The fiscal year of the Corporation shall end on the Friday closest to May 31st of each year.



                         ARTICLE VIII - INDEMNIFICATION
                         ------------------------------

Section 1 - Indemnification:
----------------------------

Any person made a party to, or involved in, any civil, criminal, or administrative action, suit or proceeding by reason of the fact that he, his testator, intestate or ward, is or was a director or officer of the corporation shall be indemnified by the corporation against expenses reasonably incurred by him or imposed on him in connection with or resulting from, the defense of such action, suit or proceeding, or in connection with, or resulting from, an appeal therein, to the full extent permitted by Article 10, Chapter 9, Title 13 of the Code of Virginia, 1950, as amended. As used herein the term "expenses" shall include all obligations incurred by such person for the payment of money including, without limitation, attorneys fees, judgments, awards, fines, penalties and amounts paid in




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


satisfaction of judgments, or in settlement of any such action, suit or proceeding.


Section 2 - Other Indemnification:
---------------------------------

The indemnification herein provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee, and shall inure to the benefit of the heirs, executors and administrators of such person.


Section 3 - Insurance:
---------------------

The corporation may purchase and maintain insurance on behalf of any person who is or was Director, officer or employee of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against liability under the provisions of this section or of applicable Virginia Code sections.


Section 4 - Settlement by Corporation:
-------------------------------------

The right of any person to be indemnified shall be subject always to the right of the corporation by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding



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



at the expense of the corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.



               ARTICLE IX - MERGER, ACQUISITION, ASSET SALE, ETC.
               --------------------------------------------------

Section 1 - General:
-------------------

Except as otherwise provided by statute, the Corporation will permit or suffer the acquisition of all of its stock through merger, share exchange or otherwise or the acquisition of substantially all of its property only in accordance with the provisions of this Article IX.


Section 2 - Plan of Merger:
--------------------------

The Board of Directors shall initially review any proposal to acquire all of the outstanding shares of the Corporation's stock through share exchange, merger or otherwise or any proposal to acquire all or substantially all of the Corporation's real and personal property and consider whether to recommend said acquisition and to adopt a plan in furtherance thereof.


Section 3 - Resolution:
----------------------

(a) Upon the submission of any such proposal to acquire the stock or assets of the corporation by merger, share exchange or otherwise or to acquire the property of the Corporation, the Board of Directors shall schedule a meeting to review said proposal.


(b) At said meeting the Board of Directors shall consider whether to adopt a plan of merger or




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


share exchange, the authorization of a transaction for the sale of the Corporation's property or approval of such other plan to acquire the Corporation's stock or assets as is put before it in such proposal. Toward this end, the Board of Directors may

       i. By resolution adopted by eighty percent (80%) of the entire Board adopt the plan or transaction and recommend same for approval to the shareholders.

       ii. By resolution adopted by eighty percent (80%) of the entire Board submit the plan to the shareholders for approval without recommendation upon the determination that it should not make a recommendation because of conflict of interest or other special circumstances.

       iii. Reject the plan and refuse to submit same to the shareholders for approval. Failure to adopt either of the two resolutions set forth in the next two preceding paragraphs will constitute a rejection of the plan.


(c) In the evaluation of such proposal and the determination of whether to adopt such plan the Board of Directors shall consider and give such weight as they deem appropriate to the following factors.

       i.     The benefits to the shareholders of the plan.

       ii. The financial condition of Henry County Plywood Corporation and its future prospects.

       iii. The financial condition of the acquiring entity and its future prospects.

       iv.    Whether or not a more favorable offer could be obtained.

       v. The effects of such a transaction on the Corporation's employees, customers and the local community.



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



       vi.    The value of any securities being offered.

       vii.   The legal and regulatory issues raised by the offer.

       viii.  The business practices and reputation of the acquiring entity.

       ix. The effects if any of the proposed transaction on the ecological well being of Ridgeway, Virginia, and environs.

       x. Such other factors as within a sound fiduciary discretion, reasonably have bearing on the current and future well being of the shareholders, the employees, the community and the other constituencies served by Henry County Plywood Corporation.


(d) Should the Board of Directors reject the plan, it may take any lawful action to defeat any offer to acquire the stock or assets of the Corporation embodied in the plan including but not limited to


       i.     Advising the shareholders not to accept such offer or offers.

       ii.    Instituting litigation

       iii.   Filing complaints with governmental authorities.

       iv.    Voting to have the Corporation acquire its own stock.

       v. Voting to issue and sell additional capital stock of the Corporation.


Section 4 - Approval by Shareholders:
------------------------------------

Should the plan be submitted to the shareholders with or without the recommendation of the Board of Directors, a meeting of the shareholders shall be convened to consider and vote on said plan. The



                                   Page -20-
meeting and vote shall be conducted in accordance with the provisions of Section 13.1-718 and Section 13.1-724 of the Code of Virginia, 1950, as amended. An affirmative vote in excess of two-thirds (2/3) of all votes entitled to be cast will be required for approval of said plan.



                            ARTICLE X - DISSOLUTION
                            -----------------------

       Any dissolution of the Corporation shall be conducted in accordance with the provisions of Section 13.1-742 et seq. of the Code of Virginia, 1950, as amended. No dissolution proposal nor recommendation, nor a determination that no recommendation with respect thereto because of conflict of interests or other special circumstances shall be made except upon vote of 80% or greater of the entire Board of Directors.



                             ARTICLE XI- AMENDMENT
                             ---------------------

       These bylaws may be altered, amended, repealed, or new bylaws adopted by an affirmative vote of 80% of the entire Board of Directors at any regular or special meeting for which express notice is given that the purpose or one of the express purposes of the meeting is for action of a proposal to alter, amend, repeal these bylaws or to adopt new bylaws.





                                   Page -21-

                         Minutes of the Special Meeting
                           of the Board of Directors
                                 August 16,2000


A called meeting of the Board of Directors of Henry County Plywood Corporation was held in the office of the Company at Ridgeway, Virginia on Wednesday, August 16, 2000 at 12:15 P. M.

The following directors were present:

E. M. Gravely      R. W. Critz      W. L. Kirby, III      R. T. Shropshire
J. M. Cassady      J. L. Jones      R. E. Palmer

The purpose of this meeting was to consider the proposed bylaws. The president stated that he had worked with Mr. Kirby to develop bylaws which set forth a long-term strategy and give the company a formal structure within which to operate. Mr. Kirby added that although we had conducted business for 52 years without bylaws, it is in our best interest that we adopt the bylaws. He cautioned that up to this point we could act according to the given situation; but that by adopting bylaws, we would restrict our actions in accordance with the bylaws. On the positive side, we will have procedures which will guide us in a consistent manner.

Mr. Jones questioned the adoption of Article IX-Merger, Acquisition, Asset Sale, Etc. He felt that this article would give too much control to the directors at the expense of the shareholders. Mr. Kirby replied that the bylaws were written to give the directors control. However, with the number of shares of stock represented by the directors, he would foresee that the directors would act in the best interest of the shareholders.

A motion to adopt the bylaws was made by R. W. Critz and seconded by J. M. Cassady. The motion carried 6-1. There being no further business, a motion was made by W. L. Kirby to adjourn the meeting.



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Chairman                                     Secretary